EXHIBIT 10 (k)

Marketing Agreement with Radiovisa Corporation

MARKETING AGREEMENT

between KARMA MEDIA, INC. and RADIOVISA CORPORATION

This Marketing Agreement ("Agreement") is entered into effective March 15, 2004 by and between Karma Media, Inc. ("Karma") and Radiovisa Corporation ("Client") as follows:

1.

The initial term of this Agreement shall be three (3) months, commencing on the 1st day of April 2004.  Karma shall provide Client with a daily "vignette" to be hosted by Karma's Chairperson, Estelle Reyna.

2.

The vignette shall consist of approximately fifty (:50) seconds of content to air on a network of radio stations provided by Client each weekday between 10:00 a.m. and 10:00 p.m.

3.

Karma and Client shall jointly develop the content for each vignette to be aired.  Client shall have the right to reject the content of a specific vignette, for any reason.

4.

Client hereby authorizes Karma to use Clients name and mark in its press material.  Karma also grants Client a limited license to use Karma's and Estelle Reyna's name and mark in its promotional material.  All press releases shall be reviewed an approved by both parties before being disseminated.

5.

Client shall grant Karma two (2) sixty (:60) second commercial radio spots each weekday.  Content of said spots shall be at the sole discretion of Karma and shall meet Client's broadcast standards.

6.

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

7.

This Agreement shall be governed by the laws of the State of California, regardless of the choice of laws provisions of California or any other jurisdiction.  This Agreement contains the parties' entire agreement with respect to the subject matter hereof and cannot be altered, amended or modified except by a writing signed by the parties.

8.

In any action or proceeding involving a dispute between the Client and Karma arising out of this Agreement, whether brought to trial or final judgment, the prevailing party will be entitled to receive from the other party reasonable attorneys' fees and costs incurred by reason of such action or proceeding.

In witness whereof, the parties have agreed to the terms of engagement as outlined above.

Karma Media, Inc.

9660 Flair Drive

Suite 328

El Monte, CA 91731

Telephone: (310) 397-1200

Facsimile (310) 398-2211

By: /s/

Dominique Einhorn

its Chief Executive Officer

Radiovisa Corporation

15301 Ventura Boulevard

Bldg D / Suite 200

Sherman Oaks, CA 91403

Telephone: (818) 628-2050

Facsimile: (818) 784-8824

By: /s/

Ray De La Garza

its Chief Operating Officer